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                                                       1775 I Street, N.W.
                                                       Washington, DC 20006-2401
                                                       +1 202 261 3300 Main
                                                       +1 202 261 3333 Fax
                                                       www.dechert.com

(DECHERT LLP LOGO)

November 14, 2006

AIM Investment Securities Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046

Re: AIM Investment Securities Funds
    (File Nos. 33-39519 and 811-05686)

Dear Sirs:

We hereby consent to the reference to our firm in Post-Effective Amendment No. 33 to the Registration Statement of AIM Investment Securities Funds. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert LLP

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